Exhibit 99.1

China North East Petroleum Receives Notice of Noncompliance with NYSE Amex
Continued Listing Standards

HARBIN, CHINA and NEW YORK, December 8, 2011 – China North East Petroleum Holdings Limited (the “Company”) (NYSE Amex: NEP), today announced that it received a letter from the NYSE Amex LLC (the “Exchange”) relating to the composition of the Company’s Audit Committee.  The letter from the Exchange states that the Company is not in compliance with Section 803(B)(2)(a) of the NYSE Amex Company Guide, which requires that the Audit Committee consist of at least three members.

As a result of the retirement of one of the Company’s directors previously disclosed by the Company, the Company’s Audit Committee currently consists of two members instead of three members as required by the rules of the Exchange. The Company has not yet named a replacement to the Company’s Audit Committee due to the fact that the retiring director announced his decision not to run for re-election to the Board of Directors shortly before the date of the proxy statement for the Company’s most recent shareholder meeting and the Company has not had adequate time to select a suitable candidate.

The letter from the Exchange provides that the Exchange will apply the cure period of Section 803(B)(6)(b) of the Company Guide with respect to the noncompliance.  Since the Company held its last annual shareholders’ meeting on November 21, 2011 and has not scheduled its 2012 annual shareholders’ meeting, it will have until the earlier of its next annual shareholders’ meeting or November 21, 2012 to regain compliance with the Exchange’s standards; provided, however, that if the Company’s next annual shareholders’ meeting occurs no later than 180 days from November 21, 2011, the Company shall instead have 180 days from November 21, 2011 to regain compliance with the Exchange’s standards.  The Company intends to fill the vacancy on the Audit Committee in accordance with the Exchange’s standards as expeditiously as possible prior to the expiration of the cure period.

About China North East Petroleum

China North East Petroleum Holdings Limited is an independent oil company that engages in the production of crude oil in Northern China. The Company is a pioneer in China's private oil exploration and production industry, and the first Chinese non-state-owned oil company trading on the NYSE Amex.

The Company has a guaranteed arrangement with the PetroChina to sell its produced crude oil for use in the China marketplace. The Company currently operates five oilfields in Northern China. The Company also recently obtained exploration and drilling rights in the Durimu oilfield through its acquisition of Sunite Right Banner Shengyuan Oil and Gas Technology Development Co., Ltd. (“Shengyuan”). For more information about the Company, please visit http://www.cnepetroleum.com.

Safe Harbor Statement

This press release contains forward-looking statements including those regarding the Company’s intent and expectations with respect to regaining compliance with the listing standards of the Exchange.  Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others, the Company’s ability to find a new qualified independent director to fill the vacancy on its Audit Committee within the timeframe prescribed by the Company Guide in order to regain compliance with the Exchange’s listing standards and maintain listing on the Exchange, and such other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2010. The Company’s filings with the SEC are available at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For more information, please contact:

China North East Petroleum US office
Tel: +1-909-610-2212

China North East Petroleum Investor Relations Department
Tel: +1-646-308-1707